Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Announces First Quarter Results

Provides Second Quarter, Second Half and Updated Full Year Guidance

HOUSTON, TX, May 22, 2008 -- Stage Stores, Inc. (NYSE: SSI) today reported net income for the first quarter ended May 3, 2008 of $2.3 million, or $0.06 per diluted share.  Last year’s net income, excluding a non-comparable gain of $1.7 million, or $0.04 per diluted share, related to the March 2004 sale of the Peebles private label credit card portfolio, was $7.4 million, or $0.16 per diluted share.

As previously reported by the Company, total sales for the first quarter were $353.5 million versus $358.2 million for the same period last year.  Comparable store sales for the quarter decreased 5.4% versus an increase of 0.1% in the prior year.

Jim Scarborough, Chairman and Chief Executive Officer, commented, “Our first quarter results are a reflection of the currently challenging economic and retail environment.  Ongoing price increases for gasoline and groceries, continuing turmoil in the housing market, and job uncertainty clearly dampened the mood of the consumer, leading to the shortfall in our first quarter sales and earnings vs. last year.

“We are proud of the way that our associates have responded to these challenges during these uncertain economic times by carefully managing inventory levels and expenses, while continuing to provide exceptional service to our customers.  As a result of our tightened inventory management practices, we ended the quarter with inventories on a comparable store basis down 4.8% compared to last year’s levels.

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Stage Stores Reports
First Quarter Results
Page - 2

“During the quarter, we made progress on a number of our strategic initiatives.  We opened 23 new stores, relocated 5 stores, and expanded 2 stores.  We also completed the installation of 17 new Estee Lauder counters and 14 new Clinique counters.  Our efforts to grow our cosmetics business yielded positive results as this category achieved a comparable store sales increase of 12.9% during the period.

“As we enter the second quarter, we believe that our inventories are at appropriate levels and we are pleased with our merchandise assortments.  We plan to open 5 new stores during the quarter, 2 of which will be in Idaho, our 36th state.  We also plan to complete the installation of 6 additional Estee Lauder and 2 additional Clinique counters.  Lastly, we look forward to the July opening of our third distribution center, which is located in Jeffersonville, Ohio. This new distribution facility will play an important role in supporting our ongoing unit growth and geographic expansion,” Mr. Scarborough concluded.

FISCAL 2008 - SECOND QUARTER, SECOND HALF AND UPDATED FULL YEAR GUIDANCE

Commenting on the Company’s outlook, Mr. Scarborough stated, “Certainly, for the near term, we believe that consumers will continue to face economic headwinds, and as a result, we are projecting that our comparable store sales will be down between 3.0% and 5.0% during the second quarter.  Based upon easier year-over-year sales comparisons, we currently forecast that our comparable store sales will be down in the range of 1.0% to 3.0% during the second half of the year.”

2nd Quarter 2008:

	2Q 2008 OUTLOOK			2Q 2007 ACTUAL
Sales ($mm)	$360	-	$368	$359.2

Net Income ($mm)	$6.5	-	$8.9	$9.9

Diluted EPS	$0.17	-	$0.23	$0.23

Diluted Shares (m)	38,925			43,373

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Stage Stores Reports
First Quarter Results
Page - 3

2nd Half 2008:

	2H 2008 OUTLOOK			2H 2007 ACTUAL
Sales ($mm)	$852	-	$870	$828.2

Net Income ($mm)	$31.7	-	$37.1	$34.1

Diluted EPS	$0.81	-	$0.95	$0.82

Diluted Shares (m)	39,040			41,360

FY 2008:

	FY 2008 OUTLOOK			FY 2007 ACTUAL
Sales ($mm)	$1,566	-	$1,591	$1,545.6

Net Income ($mm)	$40.5	-	$48.2	$53.1

Diluted EPS	$1.04	-	$1.24	$1.24

Diluted Shares (m)	38,960			42,720

•	FY 2007 results include a non-comparable gain of $0.04 per diluted share related to the March 2004 sale of the Peebles private label credit card portfolio.

Conference Call Information

The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its first quarter results.  Interested parties can participate in the Company’s conference call by dialing 703-639-1173.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestores.com and then clicking on Investor Relations, then Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, May 30, 2008.

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Stage Stores Reports
First Quarter Results
Page - 4

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 717 stores located in 35 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central and Southwestern states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

Caution Concerning Forward-Looking Statements

This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the Company’s sales and earnings outlook for the second quarter and second half of the 2008 fiscal year, as well as for the full 2008 fiscal year.  Forward-looking statements also include comments regarding the number of stores that the Company plans to open, and the number of Estee Lauder and Clinique counters that the Company intends to install, in the second quarter of the 2008 fiscal year.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 1, 2008 and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Income
(in thousands, except earnings per share)
(Unaudited)

	Thirteen Weeks Ended
	May 3, 2008		May 5, 2007
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$353,536	100.0%	$358,244	100.0%
Cost of sales and related buying, occupancy and distribution expenses	257,938	73.0%	259,919	72.6%
Gross profit	95,598	27.0%	98,325	27.4%
Selling, general and administrative expenses	88,339	25.0%	82,288	23.0%
Store opening costs	2,308	0.7%	755	0.2%
Interest expense, net of income of $5 and $0, respectively	1,301	0.4%	769	0.2%
Income before income tax	3,650	1.0%	14,513	4.1%
Income tax expense	1,387	0.4%	5,406	1.5%
Net income	$2,263	0.6%	$9,107	2.5%

Basic and diluted earnings per share data:
Basic earnings per share	$0.06		$0.21
Basic weighted average shares outstanding	38,243		43,507

Diluted earnings per share	$0.06		$0.20
Diluted weighted average shares outstanding	38,919		44,790

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par values)
(Unaudited)

	May 3, 2008	February 2, 2008

ASSETS
Cash and cash equivalents	$21,165	$17,028
Merchandise inventories, net	381,458	342,622
Current deferred taxes	28	32
Prepaid expenses and other current assets	26,921	43,557
Total current assets	429,572	403,239

Property, equipment and leasehold improvements, net	339,389	329,709
Goodwill	95,374	95,374
Intangible asset	14,910	14,910
Other non-current assets, net	27,865	28,258
Total assets	$907,110	$871,490

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$117,546	$94,505
Current portion of debt obligations	6,250	6,158
Accrued expenses and other current liabilities	64,390	66,538
Total current liabilities	188,186	167,201

Debt obligations	100,691	94,436
Other long-term liabilities	93,978	89,007
Total liabilities	382,855	350,644

Commitments and contingencies

Common stock, par value $0.01, 100,100 shares authorized,55,227 and 55,113 shares issued, respectively	552	551
Additional paid-in capital	483,480	479,960
Less treasury stock - at cost, 16,907 and 16,907 shares, respectively	(278,167)	(277,691)
Accumulated other comprehensive loss	(1,766)	(1,766)
Retained earnings	320,156	319,792
Stockholders' equity	524,255	520,846
Total liabilities and stockholders' equity	$907,110	$871,490

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Thirteen Weeks Ended
	May 3, 2008	May 5, 2007

Cash flows from operating activities:
Net income	$2,263	$9,107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,239	11,546
Deferred income taxes	(498)	(520)
Stock-based compensation tax benefits	725	3,448
Stock-based compensation expense	1,821	1,521
Amortization of debt issue costs	60	100
Excess tax benefits from stock-based compensation	(431)	(3,400)
Deferred compensation	324	-
Construction allowances from landlords	6,732	2,786
Changes in operating assets and liabilities:
Increase in merchandise inventories	(38,836)	(34,174)
Decrease in other assets	17,414	18,217
Increase in accounts payable and other liabilities	23,588	8,909
Total adjustments	24,138	8,433
Net cash provided by operating activities	26,401	17,540

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(27,307)	(17,888)
Proceeds from sale of property and equipment	-	31
Net cash used in investing activities	(27,307)	(17,857)

Cash flows from financing activities:
Proceeds from (payments on):
Borrowings under revolving credit facility, net	7,852	8,365
Repurchases of common stock	(476)	(9,283)
Debt obligations	(1,505)	(20)
Exercise of stock options and stock appreciation rights	651	4,567
Excess tax benefits from stock-based compensation	431	3,400
Cash dividends	(1,910)	(2,172)
Net cash provided by financing activities	5,043	4,857
Net increase in cash and cash equivalents	4,137	4,540

Cash and cash equivalents:
Beginning of period	17,028	15,866
End of period	$21,165	$20,406